 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-254130
Prospectus Supplement to Prospectus dated March 11, 2021.
$1,650,000,000
Target Corporation
$500,000,000 4.400% Notes due 2033
$1,150,000,000 4.800% Notes due 2053

Target Corporation is offering $500,000,000 aggregate principal amount of its 4.400% notes due 2033 (the “2033 notes”) and $1,150,000,000 aggregate principal amount of its 4.800% notes due 2053 (the “2053 notes,” and, together with the 2033 notes, the “notes”).
Target will pay interest on the 2033 notes at a rate equal to 4.400% per annum, and will pay such interest on January 15 and July 15 of each year, beginning July 15, 2023. The 2033 notes will mature on January 15, 2033. Target will pay interest on the 2053 notes at a rate equal to 4.800% per annum, and will pay such interest on January 15 and July 15 of each year, beginning July 15, 2023. The 2053 notes will mature on January 15, 2053.
We may redeem the notes, at our option at any time, either in whole or in part, at the redemption prices described in this prospectus supplement. If a change of control triggering event as described herein occurs with respect to either series of notes, unless we have exercised our option to redeem such notes, we will be required to offer to repurchase such notes at the applicable price described in this prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement along with the other information contained or incorporated by reference in this prospectus supplement before you make your investment decision.
The notes are being offered for sale in the United States and certain jurisdictions outside the United States in which it is lawful to make such offers. The notes will not be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount	Proceeds, before expenses, to Target Corporation
Per 2033 note	99.769%	0.450%	99.319%
Per 2053 note	99.922%	0.875%	99.047%
Total	$1,647,948,000	$12,312,500	$1,635,635,500
The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from January 24, 2023.

The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company (“DTC”), including for the accounts of Euroclear Bank SA/NV, as operator of the Euroclear System, or Clearstream Banking, S.A., against payment in New York, New York on or about January 24, 2023.

Joint Book-Running Managers
Barclays	BofA Securities	Citigroup
Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan
Senior Co-Managers
US Bancorp	Wells Fargo Securities
Co-Managers
Fifth Third Securities	HSBC	Mizuho	MUFG
RBC Capital Markets	SMBC Nikko	TD Securities	Scotiabank
Academy Securities	Loop Capital Markets		Ramirez & Co., Inc.

Prospectus Supplement dated January 17, 2023.

You should read this prospectus supplement, the accompanying prospectus dated March 11, 2021, any free writing prospectus provided in connection with the offering and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider together with any free writing prospectus provided in connection with the offering when making your investment decision. We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information contained in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

THE COMPANY
We offer our customers, referred to as “guests,” everyday essentials and fashionable, differentiated merchandise at discounted prices. We operate as a single segment designed to enable guests to purchase products seamlessly in stores or through our digital channels. Since 1946, we have given 5 percent of our profit to communities.
When we refer to “our company,” “we,” “our” and “us” in this prospectus supplement, we mean only Target Corporation, and not Target Corporation together with its subsidiaries, unless the context indicates otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the notes (before expenses but after deducting the underwriting discount) for general corporate purposes.

RISK FACTORS
You should carefully consider all the information set forth in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein before deciding to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, incorporated by reference herein, and any updates thereto in our subsequent filings with the Securities and Exchange Commission.

DESCRIPTION OF NOTES
The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus. In this prospectus supplement, we refer to the 4.400% Notes due 2033 as the “2033 notes,” the 4.800% Notes due 2053 as the “2053 notes,” and the 2033 notes and 2053 notes together as the “notes.”
General
The 2033 notes will be issued in an initial aggregate principal amount of $500,000,000 and the 2053 notes will be issued in an initial aggregate principal amount of $1,150,000,000. We will issue the notes under an indenture, dated as of August 4, 2000 between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture dated as of May 1, 2007 (the “indenture”). You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.
The 2033 notes will mature at 100% of their principal amount on January 15, 2033. The 2053 notes will mature at 100% of their principal amount on January 15, 2053. The notes will not be listed on any securities exchange.
The notes will be issued in denominations of $2,000 each and integral multiples of $1,000 in excess thereof.
Interest
The 2033 notes will bear interest at a rate of 4.400% per annum from January 24, 2023 or from the most recent interest payment date on which we paid or provided for interest on the notes. The interest payment dates for the 2033 notes will be each January 15 and July 15, beginning July 15, 2023.
The 2053 notes will bear interest at a rate of 4.800% per annum from January 24, 2023 or from the most recent interest payment date on which we paid or provided for interest on the notes. The interest payment dates for the 2053 notes will be each January 15 and July 15, beginning July 15, 2023.
See “Description of Debt Securities — Interest and Principal Payments” and “— Fixed Rate Debt Securities” in the accompanying prospectus.
Optional Redemption
Prior to October 15, 2032 (three months prior to the maturity date of the 2033 notes) in the case of the 2033 notes or July 15, 2052 (six months prior to the maturity date of the 2053 notes) in the case of the 2053 notes (each, an “applicable par call date”), we may redeem such notes at our option (as described under “Description of Debt Securities — Redemption and Repayment — Optional Redemption By Us” in the accompanying prospectus), on at least 10 days’, but no more than 45 days’, prior written notice sent (or otherwise delivered in accordance with the applicable procedures of DTC) to each holder of the notes to be redeemed, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points in the case of the 2033 notes or 20 basis points in the case of the 2053 notes, less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable par call date, we may also redeem the applicable series of notes, on at least 10 days’, but no more than 45 days’, prior written notice sent (or otherwise delivered in accordance with the applicable procedures of DTC) to each holder of the notes to be redeemed, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal”(or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM (or any successor designation or publication) is no longer published, we shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable par call date, as applicable. If there is no United States Treasury security maturing on the applicable par call date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable par call date, one with a maturity date preceding the applicable par call date and one with a maturity date following the applicable par call date, we shall select the United States Treasury security with a maturity date preceding the applicable par call date. If there are two or more United States Treasury securities maturing on the applicable par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Any redemption of either series of notes may, at our discretion, be subject to one or more conditions precedent. Any related written notice of redemption will describe the conditions precedent and, at our discretion, will indicate that the redemption date may be delayed or the written notice rescinded if all such conditions precedent shall not have been satisfied or waived by us.

This section, to the extent inconsistent, supersedes the description of terms and provisions set forth in the accompanying prospectus under “Description of Debt Securities — Redemption and Repayment —  Optional Redemption By Us” and “— Optional Make-Whole Redemption of Debt Securities.”
Change of Control Offer
If a change of control triggering event occurs with respect to either series of notes, unless we have exercised our option to redeem such notes, we will be required to make an offer (a “change of control offer”) to each holder of the notes with respect to which such change of control triggering event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a change of control offer, we will be required to offer the applicable change of control payment. Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be sent to holders of such series of notes, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “change of control payment date”). The notice will, if sent prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.
On each change of control payment date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•
deposit with the paying agent an amount equal to the change of control payment in respect of such notes, or portions of such notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of a change of control payment upon a change of control triggering event.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of control payment” means a payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, on such notes to the date of repurchase.
“Change of control triggering event” means, with respect to either series of notes, the occurrence of both a change of control and a rating event with respect to such series of notes.
“Fitch” means Fitch Ratings, Inc., and its successors.
“Investment grade rating” means a rating equal to or higher than BBB− (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“Rating event” means, with respect to either series of notes, the rating on such notes is lowered by at least two of the three rating agencies and such notes are rated below an investment grade rating by at least two of the three rating agencies on any day during the period (which period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following consummation of such change of control.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

U.S. FEDERAL INCOME TAX CONSEQUENCES
Tax considerations are discussed under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement dated January 17, 2023, with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter, the total principal amount of notes shown in the following table.
Underwriters	Principal Amount of 2033 Notes	Principal Amount of 2053 Notes
Barclays Capital Inc.	$50,000,000	$115,000,000
BofA Securities, Inc.	50,000,000	115,000,000
Citigroup Global Markets Inc.	50,000,000	115,000,000
Deutsche Bank Securities Inc.	50,000,000	115,000,000
Goldman Sachs & Co. LLC	50,000,000	115,000,000
J.P. Morgan Securities LLC	50,000,000	115,000,000
U.S. Bancorp Investments, Inc.	35,000,000	80,500,000
Wells Fargo Securities, LLC	35,000,000	80,500,000
Fifth Third Securities, Inc.	17,000,000	39,100,000
HSBC Securities (USA) Inc.	17,000,000	39,100,000
Mizuho Securities USA LLC	17,000,000	39,100,000
MUFG Securities Americas Inc.	17,000,000	39,100,000
RBC Capital Markets, LLC	17,000,000	39,100,000
SMBC Nikko Securities America, Inc.	17,000,000	39,100,000
TD Securities (USA) LLC	17,000,000	39,100,000
Scotia Capital (USA) Inc.	5,000,000	11,500,000
Academy Securities, Inc.	2,000,000	4,600,000
Loop Capital Markets LLC	2,000,000	4,600,000
Samuel A. Ramirez & Company, Inc.	2,000,000	4,600,000
Total	$500,000,000	$1,150,000,000
Notes sold by the underwriters to the public initially will be offered at the public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.270% of the principal amount of the 2033 notes in the case of the 2033 notes or of up to 0.525% of the principal amount of the 2053 notes in the case of the 2053 notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.180% of the principal amount of the 2033 notes in the case of the 2033 notes or of up to 0.350% of the principal amount of the 2053 notes in the case of the 2053 notes. If all the notes are not sold at the public offering prices, the underwriters may change such offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
In addition to the underwriting discounts payable to the underwriters as set forth on the cover page of this prospectus supplement, we estimate that our expenses for this offering will be approximately $400,000.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Other Relationships
In the ordinary course of their respective businesses and in exchange for customary fees, certain of the underwriters and their respective affiliates have in the past provided, currently provide, and may in the future from time to time provide, investment banking and general financing and commercial banking services to us and certain of our affiliates. Certain of the underwriters or their affiliates are lenders under our revolving credit facilities. Additionally, certain underwriters or their affiliates may hold positions in our commercial paper, and certain underwriters may act as dealers under our commercial paper program.
A member of our Board of Directors is also a director of Bank of America Corporation, an affiliate of one of the underwriters.
We have been advised by the underwriters as follows: In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
The notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”).

For these purposes, (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
This EEA selling restriction is in addition to any other selling restrictions set forth below.
United Kingdom
This prospectus supplement, the accompanying prospectus and any other material in relation to the notes described herein are being distributed only to, and are directed only at, persons outside the United Kingdom (the “UK”) or, if in the UK, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents. The notes are not being offered to the public in the UK.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Resident of Japan (as defined below), except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII (as defined below).
In this section:
“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).
“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

“Resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA; or

(iii)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; or

(c)
securities or securities-based derivatives contracts (each term as defined in Section 2 (1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP

Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Settlement
We expect that delivery of the notes will be made against payment therefor on January 24, 2023, which will be the fifth business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to January 20, 2023 will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to January 20, 2023 should consult their own advisors.

LEGAL OPINIONS
The validity of the notes will be passed upon for us by Faegre Drinker Biddle & Reath LLP, and certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP may rely on Faegre Drinker Biddle & Reath LLP as to matters of Minnesota law.

PROSPECTUS
TARGET CORPORATION
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Securities Warrants

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.
You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. You should consider the risk factors referred to on page 4 of this prospectus and as described in any documents that we incorporate by reference in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “TGT.”

This prospectus is dated March 11, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration procedure. Under this shelf registration procedure, we may sell
•
debt securities,

•
preferred stock,

•
depositary shares,

•
common stock, and

•
securities warrants,

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus. Any free writing prospectus should therefore be carefully reviewed in connection with this prospectus and with any prospectus supplement referred to therein. A free writing prospectus will not constitute a part of this prospectus.
The registration statement that contains this prospectus (including the exhibits to the registration statement) includes additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at our website mentioned under the heading “Where You Can Find More Information.”
The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
When we refer to “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Use of Proceeds,” we mean Target Corporation and its subsidiaries. When these terms are used elsewhere in this prospectus, we mean Target Corporation (parent company only) unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at http://www.sec.gov and may also be accessed through our website at https://investors.target.com/sec-filings. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus (other than any documents or any portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed on March 10, 2021 (including information specifically incorporated by reference into our Form 10-K from our 2020 Annual Report to Shareholders);

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed on March 11, 2020, from our Definitive Proxy Statement for our 2020 Annual Meeting of Shareholders, held on June 10, 2020;

•
the description of the Company’s common stock contained in Exhibit 4.D to our Annual Report on Form 10-K for the fiscal year ended January 30, 2021, and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

•
Current Report on Form 8-K filed on March 4, 2021.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Corporate Secretary
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403-2467
(612) 304-6073
You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY
Target Corporation offers our customers, referred to as “guests,” everyday essentials and fashionable, differentiated merchandise at discounted prices. Our ability to deliver a preferred shopping experience to our guests is supported by our supply chain and technology, our devotion to innovation, our loyalty offerings and suite of fulfillment options, and our disciplined approach to managing our business and investing in future growth. We operate as a single segment designed to enable guests to purchase products seamlessly in stores or through our digital channels. Since 1946, we have given 5 percent of our profit to communities.

RISK FACTORS
Your investment in our securities involves risks and uncertainties. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended January 30, 2021, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. We encourage you to read these risk factors in their entirety. You should consult your financial, legal, tax and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:
•
meet our working capital requirements;

•
fund capital expenditures;

•
refinance debt;

•
pay dividends; and

•
finance share repurchases and acquisitions of real estate, other assets and companies.

Until the net proceeds have been used, they may be invested in short-term investments.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of August 4, 2000 between us and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture dated as of May 1, 2007 and as further amended or supplemented from time to time, referred to herein as the “indenture.” As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.
We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.
General
The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
•
the title and type of the debt securities;

•
any limit on the total principal amount of the debt securities;

•
the price at which the debt securities will be issued;

•
the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•
the maturity date or dates of the debt securities;

•
if the debt securities will bear interest:

•
the interest rate on the debt securities or the method by which the interest rate can be determined;

•
the date from which interest will accrue;

•
the record and interest payment dates for the debt securities;

•
the first interest payment date; and

•
any circumstances under which we may defer interest payments;

•
if the amount of principal or interest payable on the debt securities will be determined by reference to one or more indices, securities or baskets of securities, commodities or baskets of commodities, currency exchange rates, or any other market measure, information as to such indices, securities, commodities, baskets, currencies, or other market measures;

•
any place or places where:

•
we can make payments on the debt securities,

•
the debt securities can be surrendered for registration of transfer or exchange, and

•
notices and demands can be given to us relating to the debt securities or under the indenture, in addition to those specified herein;

•
any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, prior to their final maturity, including the identity of the quotation agent, if applicable;

•
any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

•
the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

•
any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•
whether the provisions described under the heading “— Defeasance” below will not apply to the debt securities;

•
any additional events of default or covenants;

•
if the debt securities will be issued in whole or in part in the form of global securities, the extent to which the description of the book-entry procedures described below under “— Book-Entry, Delivery and Form” will not apply to such global securities — a “global security” means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

•
if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders of the debt securities, the provisions relating to such conversion or exchange;

•
the identity of the security registrar and paying agent for the debt securities, if other than The Bank of New York Mellon Trust Company, N.A.;

•
any special tax implications of the debt securities; and

•
any other terms of the debt securities.

A “holder” means, with respect to a registered security, the person in whose name the registered security is registered in the security register. (Section 101)
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same interest rate, maturity date and other terms (except for the price to public, issue date and the date from which interest begins to accrue) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture.
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Exchange and Transfer
Any debt securities of a series may be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in New York, New York or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)
We will not be required to:
•
register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments
Payments.   Holders may present debt securities for payment of principal, premium, if any, and interest, if any, at the office or agency maintained by us for that purpose. On the date of this prospectus, that office is located at c/o The Bank of New York Mellon, 240 Greewich Street, New York, New York 10286, Attn: Corporate Trust Window. We refer to The Bank of New York Mellon Trust Company, National Association, acting in this capacity for the debt securities, as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)
Recipients of Payments.   The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” means, for any interest payment date, the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” means, for any debt security, a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities.   The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or any other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.   Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
•
by check mailed to the address of the person entitled to payment as shown on the security register; or

•
by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.
Discount Debt Securities.   Some debt securities may be considered to be issued with original issue discount, which for these purposes includes a debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. We refer to these debt securities as “discount notes.” In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “— Events of Default” below, the amount of principal due and payable on that debt security will be limited to:
•
the aggregate principal amount of the debt security multiplied by the sum of

•
its issue price, expressed as a percentage of the aggregate principal amount, plus

•
the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.
Certain Definitions.   The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:
A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
The “depositary” means the depositary for global securities issued under the indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.
References in this prospectus to “U.S. dollar,” “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. References in this prospectus to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom.
Fixed Rate Debt Securities
Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.
How Interest Is Calculated.   Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
When Interest Is Paid.   Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement.

Amount Of Interest Payable.   Interest payments for fixed rate debt securities will include accrued interest from and including the issue date (or any other date specified in the applicable prospectus supplement) or from and including the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.
If A Payment Date Is Not A Business Day.   If any interest payment date is not a business day, we will pay interest on the next business day, and no interest will accrue as a result of the delay. If the maturity date or date of redemption or repayment is not a business day, we will pay interest, if any, and principal and premium, if any, on the next business day, and no additional interest will accrue as a result of the delay.
Floating Rate Debt Securities
We may issue debt securities that bear interest at a floating rate determined by reference to a base rate specified in the applicable prospectus supplement.
Redemption and Repayment
Optional Redemption By Us.   The prospectus supplement will indicate the terms of our option, if any, to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.
A partial redemption of the debt securities may be effected by such method as the trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Optional Make-Whole Redemption of Debt Securities.   If the applicable prospectus supplement provides for a make-whole redemption of debt securities at our option, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:
•
100% of the principal amount of the debt securities to be redeemed; and

•
the sum of the present values of the remaining scheduled payments.

In determining the present values of the remaining scheduled payments, such payments will be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus the spread specified in the applicable prospectus supplement.
The following terms are relevant to the determination of the redemption price:
“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining this rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.
“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.
“Independent investment banker” means any of the lead underwriters for the offering of the debt securities to be redeemed or their respective successors as may be appointed from time to time by the quotation agent after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer.
“Comparable treasury price” means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than three reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.
“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer by 3:30 p.m. (New York City time) on the third business day preceding such redemption date.
“Reference treasury dealer” means each of the lead underwriters for the offering of the debt securities to be redeemed or their respective successors and any other primary treasury dealer selected by the quotation agent after consultation with us.
“Remaining scheduled payments” means, with respect to any debt security to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
The quotation agent will be specified in the applicable prospectus supplement.
Repayment At Option Of Holder.   Unless the applicable prospectus supplement provides otherwise, debt securities will not be repayable at the option of the holder prior to stated maturity. If the applicable prospectus supplement relating to a series of debt securities indicates that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest, if any, to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amounts payable upon repayment. See “— Interest and Principal Payments — Discount Debt Securities” for the manner in which such amounts will be determined.
For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:
•
the debt security with the form entitled “Election Form” on the reverse of the debt security duly completed; or

•
a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Foreign Currencies
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated and payable in U.S. dollars. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in the applicable prospectus supplement.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each and integral multiples of $1,000 in excess thereof. In the event we issue debt securities denominated in a foreign currency, the applicable prospectus supplement will specify the authorized denominations for those debt securities. (Section 301)
Conversion and Exchange
If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the applicable prospectus supplement will include the terms and conditions governing any conversions and exchanges.
Bearer Debt Securities
If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.
Original Issue Discount
Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) See “— Interest and Principal Payments — Discount Debt Securities” and “Material U.S. Federal Income Tax Consequences” for the U.S. federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Classification of Restricted and Unrestricted Subsidiaries
The indenture contains restrictive covenants that apply to us and all of our restricted subsidiaries. Those covenants do not apply to our unrestricted subsidiaries. For example, the assets and indebtedness of unrestricted subsidiaries and investments by us or our restricted subsidiaries in unrestricted subsidiaries are not included in the calculations described under the heading “— Restrictions on Secured Funded Debt” below. The indenture does not require us to maintain any restricted subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our subsidiaries.
A “subsidiary” is any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or indirectly through one or more of our other subsidiaries. “Voting stock” means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of certain events) to vote in an election for directors.
“Restricted subsidiaries” means all of our subsidiaries other than unrestricted subsidiaries. A “wholly-owned restricted subsidiary” is a restricted subsidiary of which we own all of the outstanding capital stock directly or indirectly through our other wholly-owned restricted subsidiaries.
As of the date of this prospectus, we do not have any “unrestricted subsidiaries.” Subsidiaries that may be classified as unrestricted subsidiaries in the future include:
•
certain finance subsidiaries acquired or formed by us after the date of this prospectus;

•
any subsidiary that our board of directors in the future designates as an unrestricted subsidiary under the indenture; and

•
any other subsidiary, including certain other existing subsidiaries, if a majority of its voting stock is owned by an unrestricted subsidiary.

Our board of directors can at any time change a subsidiary’s designation from an unrestricted subsidiary to a restricted subsidiary if:
•
the majority of that subsidiary’s voting stock is not owned by an unrestricted subsidiary, and

•
after the change of designation, we would be in compliance with the restrictions contained in the secured funded debt covenant described under the heading “— Restrictions on Secured Funded Debt” below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt
The indenture limits the amount of secured funded debt that we and our restricted subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our restricted subsidiaries may incur or otherwise create any new secured funded debt unless immediately after the incurrence or creation:
•
the sum of

•
the aggregate principal amount of all of our outstanding secured funded debt and that of our restricted subsidiaries (other than certain categories of secured funded debt discussed below), plus

•
the aggregate amount of our attributable debt and that of our restricted subsidiaries relating to sale and lease-back transactions,

does not exceed 15% of our consolidated net tangible assets.
This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new secured funded debt. (Sections 1008(a), 1008(c))
“Secured funded debt” means funded debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our restricted subsidiaries. (Section 101)
“Funded debt” means:

•
indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount thereof is computed; plus

•
guarantees of indebtedness of the type described in the preceding bullet point, or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business); plus

•
funded debt secured by a mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries, whether or not the funded debt secured by that mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries is assumed by us or one of our restricted subsidiaries; plus

•
in the case of a subsidiary, all preferred stock of that subsidiary.

Funded debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)
“Indebtedness” means, except as set forth in the next sentence:
•
all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the balance sheet as of the date that indebtedness is being determined;

•
indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

•
guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our restricted subsidiaries. (Section 101)
“Attributable debt” means:
•
the balance sheet liability amount of finance leases as determined by generally accepted accounting principles; plus

•
the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

The amount of attributable debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of
•
the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

•
the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

“Consolidated net tangible assets” means the total consolidated amount of our assets and those of our restricted subsidiaries (minus applicable reserves and other properly deductible items and after excluding any investments made in unrestricted subsidiaries or in corporations while they were unrestricted subsidiaries but which are not subsidiaries at the time of the calculation), minus
•
all liabilities and liability items, including leases or guarantees of leases, which under generally accepted accounting principles would be included in the balance sheet, except funded debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and

•
goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

The following categories of secured funded debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “— Restrictions on Secured Funded Debt”:
•
secured funded debt of a restricted subsidiary owing to us or to one of our wholly-owned restricted subsidiaries;

•
secured funded debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;

•
secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness of any company existing at the time that the company becomes one of our subsidiaries;

•
secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness which (1) exists at the time that the property, shares of stock or indebtedness is acquired by us or one of our restricted subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or indebtedness or (3) secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “— Consolidation, Merger or Sale” below;

•
secured funded debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from U.S. federal income tax under the Internal Revenue Code of 1986, as amended; and

•
any extension, renewal or refunding of (1) any secured funded debt permitted under the first paragraph under “— Restrictions on Secured Funded Debt,” (2) any secured funded debt outstanding at January 29, 2000 of any then restricted subsidiary or (3) any secured funded debt of any company outstanding at the time the company became a restricted subsidiary. (Section 1008(b)).

Restrictions on Sale and Lease-Back Transactions
The indenture provides that neither we nor any of our restricted subsidiaries may enter into any sale and lease-back transaction involving any operating property more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:
•
we or the restricted subsidiary could (1) create secured funded debt on the property equal to the attributable debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above); or

•
we apply an amount, subject to credits for certain voluntary retirements of debt securities and/or funded debt, equal to the greater of

•
the fair value of the property, or

•
the net proceeds of the sale,

  within 120 days, to the retirement of secured funded debt.
This restriction will not apply to any sale and lease-back transaction
•
between us and one of our restricted subsidiaries,

•
between any of our restricted subsidiaries, or

•
involving a lease for a period, including renewals, of three years or less. (Section 1009)

“Operating property” means any retail store, distribution center or other property related to our general retail business or that of one of our subsidiaries, parking facilities and any equipment located at, or a part of, any of these properties if it has a net book value greater than .35% of our consolidated net tangible assets and has been owned and operated by us or one of our subsidiaries for more than 90 days. If we acquire a new subsidiary that already owns and operates this type of property, then the property will not be considered operating property until 90 days after the acquisition. (Section 101)
Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:
•
the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•
immediately after the transaction, no event of default exists; and

•
except in the case of a consolidation or merger of a restricted subsidiary with or into us, either:

•
we have obtained the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities (as defined in the indenture) of each series, or

•
immediately after the transaction, the resulting or acquiring corporation could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above). (Section 801)

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:
•
that corporation is one of our wholly-owned restricted subsidiaries; and

•
we could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above). (Section 803)

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)
Modification and Waiver
Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:
•
change the stated maturity date of any payment of principal or interest;

•
reduce certain payments due on the debt securities;

•
change the place of payment or currency in which any payment on the debt securities is payable;

•
limit a holder’s right to sue us for the enforcement of certain payments due on the debt securities;

•
reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

•
limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or

•
modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:
•
waive compliance by us with certain restrictive covenants of the indenture; and

•
waive any past default under the indenture, except:

•
a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•
a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1012, 513)

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default” means, when used in the indenture with respect to any series of debt securities, any of the following:
•
failure to pay interest on any debt security of that series for 30 days after the payment is due;

•
failure to pay the principal of or any premium on any debt security of that series when due;

•
failure to deposit any sinking fund payment on debt securities of that series when due;

•
failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•
default under any indebtedness for money borrowed by us or one of our subsidiaries, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $100 million, unless the acceleration is rescinded, or the indebtedness is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

•
certain events in bankruptcy, insolvency or reorganization; or

•
any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1011) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee; or

•
exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•
the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•
the trustee has not started the proceeding within 60 days after receiving the request; and

•
the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the indenture, we may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the indenture, and we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, “government obligations” means:
•
securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

•
securities of government agencies backed by the full faith and credit of that government. (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:
•
the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

•
holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the indenture, and if we make the deposit described in this section under the heading “— Defeasance and Discharge” above:

•
we will not have to comply with the following restrictive covenants contained in the indenture:

•
Consolidation, Merger or Sale (Sections 801, 803);

•
Restrictions on Secured Funded Debt (Section 1008);

•
Restrictions on Sale and Lease-Back Transactions (Section 1009);

•
Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and

•
any other covenant we designate when we establish the series of debt securities; and

•
we will not have to treat the events described in the fourth bullet point under the heading “— Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “— Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)
If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Substitution of Collateral.   Unless otherwise specified in the applicable prospectus supplement, we will have the ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations which would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)
Tax Consequences.   Under U.S. federal income tax law, a defeasance and discharge as described above generally will be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder generally will be required to recognize gain or loss equal to the difference between:
•
the holder’s cost or other tax basis for the debt securities, and

•
the value of the holder’s interest in the trust.

Holders might also be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described under the heading “— Substitution of Collateral” above. The exercise of a covenant defeasance may also be treated for U.S. federal income tax purposes as a deemed exchange of the related debt securities for the debt securities as modified. You are urged to consult your own tax advisers as to the specific consequences of a defeasance and discharge or covenant defeasance as described above, including the applicability and effect of tax laws other than U.S. federal income tax law.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•
at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•
we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the trustee of our decision; or

•
an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
The Trustee
From time to time, we and certain of our subsidiaries may maintain deposit accounts and may conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.
Notices
Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
The indenture is, and the debt securities will be, governed by, and construed in accordance with, Minnesota law.

DESCRIPTION OF PREFERRED STOCK
This section describes the general terms and provisions of our preferred stock that may be offered under this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.
We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our amended and restated articles of incorporation and the form of certificate of designation, preferences and rights of preferred stock, which we will refer to as the “certificate of designation,” as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation and the certificate of designation relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.
General
Under our amended and restated articles of incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock, including shares issued or reserved for issuance. As of March 4, 2021, we had no shares of preferred stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:
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the number of shares and designation or title of the shares;

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dividend rights;

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whether and upon what terms the shares will be redeemable;

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the rights of the holders upon our dissolution or upon the distribution of our assets;

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whether and upon what terms the shares will have a purchase, retirement or sinking fund;

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whether and upon what terms the shares will be convertible;

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the voting rights, if any, which will apply; and

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any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. Those shares will not be part of any particular series of preferred stock and may be reissued by us.
As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.
The preferred stock offered under this prospectus will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock it offers for specific terms, including:
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the title and liquidation preference of the preferred stock and the number of shares offered;

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the initial public offering price at which we will issue the preferred stock;

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the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

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any redemption or sinking fund provisions;

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any conversion provisions;

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whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

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any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:
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each series of preferred stock offered under this prospectus will rank equally in all respects with the outstanding shares of each other series of preferred stock offered under this prospectus;

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the preferred stock offered under this prospectus will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of those shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those future securities; and

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EQ Shareowner Services will be the transfer agent and registrar for the preferred stock offered under this prospectus and any depositary shares.

Dividends
The holders of the preferred stock of each series offered under this prospectus will be entitled to receive cash dividends, if, when and as declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.
The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock offered under this prospectus are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.
Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock offered under this prospectus unless full dividends on that preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:
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we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to that series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

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other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to that preferred stock as to dividends and upon liquidation; and

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we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to that preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock offered under this prospectus which may be past due.
Redemption
We may redeem all or part of a series of the preferred stock offered under this prospectus and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.
If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If
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we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and

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the proceeds from the issuance are insufficient or no issuance has occurred,

then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.
If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.
Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:
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we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

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we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.
Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption (unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption). We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:
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the redemption date;

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the number of shares and the series of the preferred stock to be redeemed;

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the redemption price;

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the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

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the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:
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the dividends on the preferred stock called for redemption will no longer accrue;

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those shares will no longer be considered outstanding; and

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the holders will no longer have any rights as shareholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.
If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.
Conversion
The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock.
Rights Upon Liquidation
Unless the applicable prospectus states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock offered under this prospectus will be entitled to receive:
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liquidation distributions in the amount stated in the applicable prospectus supplement; and

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all accrued and unpaid dividends (whether or not earned or declared).

We will pay these amounts to the holders of shares of those series of preferred stock, and all amounts owing on any preferred stock ranking equally with those series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to shareholders before any distribution is made to holders of any securities ranking junior to those series of preferred stock upon liquidation.
The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.
We will make pro rata distributions to the holders of a series of preferred stock offered under this prospectus and any other shares of our stock ranking equal as to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if:
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we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

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we do not have enough assets available for distribution to the holders of that series of preferred stock and any other shares of our stock ranking equal with that series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.
After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.
Voting Rights
Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered under this prospectus will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote.
As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.
For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.
Unless we receive the consent of the holders of an outstanding series of preferred stock offered under this prospectus and the outstanding shares of all other series of preferred stock which:
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rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

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have voting rights that are exercisable and that are similar to those of that series, we will not:

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authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

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amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our amended and restated articles of incorporation, or of the resolutions contained in a certificate of designation creating that series in a way that materially and adversely affects any right, preference, privilege or voting power of that series.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only
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increase the amount of the authorized preferred stock,

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create and issue another series of preferred stock, or

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increase the amount of authorized shares of any series of preferred stock,

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption of Depositary Shares
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting the Preferred Stock
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for U.S. federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
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no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

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the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

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the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Miscellaneous
We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.
Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK
This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.
We have summarized the material terms and provisions of the common stock in this section. We have also filed our amended and restated articles of incorporation and our bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation and our bylaws for additional information before you buy any common stock.
General
Shares Outstanding.   As of March 4, 2021, our authorized common stock was 6,000,000,000 shares, of which 498,616,180 shares were issued and outstanding.
Dividends.   Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock.
Voting Rights.   Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Minnesota law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.
Other Rights.   If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.
Listing.   Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “TGT.” EQ Shareowner Services serves as the transfer agent and registrar for the common stock.
Fully Paid.   The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Anti-takeover Provisions Contained in Our Articles of Incorporation and Bylaws
Certain provisions of our amended and restated articles of incorporation and bylaws may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.
Preferred Stock.   Our board of directors can at any time, under our amended and restated articles of incorporation, and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures.   In addition to our board of directors, shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance notice procedures described in Section 2.09 of our bylaws. In general, a shareholder must submit a written notice of the nomination to our corporate secretary at least 90 days before the anniversary date of the prior year’s annual meeting of shareholders, together with required information regarding the shareholder proponent and the nominee and the written consent of the nominee to serve as director.
Proposal Procedures.   Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws. In general, a shareholder must submit a written notice of the proposal together with required information regarding the shareholder and the shareholder’s interest in the proposal to our corporate secretary at least 90 days before the anniversary date of the previous year’s annual meeting of our shareholders. Shareholders seeking to have a proposal, other than director nominations, considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.
Amendment of Bylaws.   Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Minnesota Business Corporation Act. Our shareholders also have the power to change or repeal our bylaws.

DESCRIPTION OF SECURITIES WARRANTS
This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock, which we collectively refer to as “securities warrants.” Securities warrants may be issued alone or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.
We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.
General
If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:
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the offering price;

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the currencies in which the securities warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

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the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock, depositary share or share of common stock;

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the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

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the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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U.S. federal income tax consequences; and

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any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.
If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:
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the offering price;

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the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;
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the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock, depositary share or share of common stock;

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the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

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the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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U.S. federal income tax consequences; and

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any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.
A holder of securities warrant certificates may:
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exchange them for new certificates of different denominations;

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present them for registration of transfer; and

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exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.
Exercise of Securities Warrants
Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.
A holder of securities warrants may exercise them by following the general procedure outlined below:
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delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

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delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.
Amendments and Supplements to Securities Warrant Agreements
We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
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if we issue capital stock as a dividend or distribution on the common stock;

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if we subdivide, reclassify or combine the common stock;

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if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

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if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
Holders of common stock warrants may have additional rights under the following circumstances:
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a reclassification or change of the common stock;

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a consolidation or merger involving our company; or

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a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of common stock, preferred stock, depositary shares and warrants offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular investor’s circumstances, does not discuss any aspect of U.S. federal tax law other than income taxation, and does not discuss any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities. Except as noted below, this summary addresses only debt securities purchased at initial issuance and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
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securities dealers or brokers, or traders in securities electing mark-to-market treatment;

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banks, thrifts, or other financial institutions;

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insurance companies;

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regulated investment companies or real estate investment trusts;

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common trust funds;

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tax-exempt organizations;

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retirement plans;

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persons holding our debt securities as part of a “straddle,” “hedge,” “synthetic security,” “conversion transaction” or “constructive sale transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

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partnerships or other pass-through entities for U.S. federal income tax purposes;

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persons subject to the alternative minimum tax;

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certain former citizens or residents of the United States;

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foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;

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accrual-method taxpayers subject to Section 451(b) of the Code; or

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“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

This discussion assumes that all debt securities will be classified for U.S. federal income tax purposes as our indebtedness, and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. This discussion does not address debt securities denominated or payable in a non-functional currency of an investor or debt securities offered in bearer form.
In addition, with respect to a particular offering of debt securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
A “Non-U.S. Holder” is any beneficial owner of a debt security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities by the partnership.
THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
Payments of Interest.    Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Original Issue Discount.    Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income (as ordinary income) on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID. However, a U.S. Holder generally will not be required to include separately in income cash payments received on OID debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest” payments.
The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable in cash or in property, other than debt securities of the issuer, at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments). See

“— Variable Rate Debt Securities” below for special rules for debt securities that provide for payments of interest based on certain floating rates.
For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.
The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.
The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, as described below), and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:
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if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•
if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•
if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.
Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.
If a U.S. Holder owns a debt security issued with de minimis OID, such U.S. Holder generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that a U.S. Holder has included in income will be treated as capital gain.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.
Debt Securities Issued with Contingent Payments.    The tax treatment of a U.S. Holder of a debt security providing for contingent payments will depend on a number of factors including the amount and timing of any contingent payments of principal and interest. This summary does not address the tax treatment of contingent payment debt instruments. Prospective investors of debt securities providing for contingent payments that do not constitute qualified stated interest should examine the applicable prospectus supplement and should consult their own tax advisors regarding U.S. federal income tax consequences of the holding and disposition of such debt securities.
Short-Term Debt Securities.    In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income as ordinary income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.
Variable Rate Debt Securities.    Treasury Regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.
An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.
If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.
For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.
Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.
Market Discount.    If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payment, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.
A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.
Acquisition Premium.    If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but equal to or less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.
Amortizable Bond Premium.    If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield (although the issuer will be deemed to exercise or not exercise a call option in a manner that maximizes the holder’s yield). Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.
Election to Treat All Interest as OID.    U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.
Sale, Retirement or Other Taxable Disposition of Debt Securities.    Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities and debt securities acquired at a market discount, and except with respect to contingent payment debt instruments and gain or loss attributable to changes in exchange rates which this summary generally does not discuss, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.
Medicare Tax.    A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its interest income (including OID, if any) from the debt securities and net gain from the disposition of the debt securities, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. Prospective investors that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the debt securities.
U.S. Federal Income Taxation of Non-U.S. Holders
Subject to the discussion below concerning backup withholding and FATCA withholding:
(a)   payments of interest (including OID, if any) on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•
the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States;

•
the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury Regulations thereunder; and

•
the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b)   a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or Form W-8BEN-E or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or Form W-8BEN-E or other successor form with the applicable withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the applicable withholding agent a statement that it has received the IRS Form W-8BEN or Form W-8BEN-E or other successor form from the beneficial owner or an intermediate financial institution and furnishes the applicable withholding agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.
If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities, is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “— U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax with respect to its effectively connected interest income. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.
Backup Withholding and Information Reporting
U.S. Holders.    In general, a U.S. Holder (other than exempt holders) will be subject to information reporting requirements with respect to payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities. In addition, such a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders.    In general, information reporting requirements will apply to the amount of interest (including OID) on the debt securities paid to each Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and such withholding agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or Form W-8BEN-E or other successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.
Legislation Affecting Taxation of Debt Securities Held by or through Foreign Entities.
Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners. An intergovernmental agreement between the U.S. and the jurisdiction of the foreign financial institution may modify these requirements. FATCA also generally imposes a withholding tax of 30% on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. “Withholdable payments” include payments of interest (including OID) from sources within the U.S., as well as the gross proceeds from the sale of any property of a type which can produce interest from sources within the U.S. unless the payments of interest or gross proceeds are effectively connected with the conduct of a U.S. trade or business and taxed as such. As enacted, these withholding and reporting obligations apply to payments of interest on the debt securities. While the withholding under FATCA would have applied also to the gross proceeds from a disposition of debt securities occurring after December 31, 2018, proposed Treasury Regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors are urged to consult their own tax advisors regarding FATCA as it applies to the debt securities.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers or through a combination of these methods of sale.
Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified, and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.
We may have agreements with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
The securities may be offered and sold in the United States and in certain jurisdictions outside the United States in which such offer and sale is permitted.
Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.
When we issue the securities (other than shares of common stock) offered under this prospectus, these securities may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, any underwriter may make a market for that security, but that underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any securities offered under this prospectus.
Underwriters and agents and their affiliates may engage in transactions with, perform services for, or be customers of, us or our subsidiaries in the ordinary course of their businesses. In connection with the issuance and sale of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gains or other benefits from these transactions.

LEGAL OPINIONS
Don H. Liu, Esq., who is our Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary, or another of our lawyers will issue an opinion with respect to the legality of the securities offered under this prospectus. As of March 11, 2021, Mr. Liu owns, or has the right to acquire, a number of shares of our common stock which represents less than 1% of the total outstanding common stock. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements of Target Corporation appearing in Target Corporation’s Annual Report (Form 10-K) for the year ended January 30, 2021, and the effectiveness of Target Corporation’s internal control over financial reporting as of January 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$1,650,000,000
$500,000,000 4.400% Notes due 2033
$1,150,000,000 4.800% Notes due 2053

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Barclays
BofA Securities
Citigroup
Deutsche Bank Securities
Goldman Sachs & Co. LLC
J.P. Morgan
Senior Co-Managers
US Bancorp
Wells Fargo Securities
Co-Managers
Fifth Third Securities
HSBC
Mizuho
MUFG
RBC Capital Markets
SMBC Nikko
TD Securities
Scotiabank
Academy Securities
Loop Capital Markets
Ramirez & Co., Inc.
January 17, 2023